FOR IMMEDIATE RELEASE

Kingstone Announces 2020 Fourth Quarter and Full Year Financial Results Board Approves Share Repurchase Plan as Book Value Per Share Reaches and All-Time High

Company to Host Conference Call on March 19, 2021 at 8:30 a.m. ET

Kingston, NY — March 18, 2021 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced its financial results for the quarter and year ended December 31, 2020.

Financial and Operational Highlights

2020 Fourth Quarter

(All results are compared to prior year period unless otherwise noted)

- Book value per share of $8.74 up $0.37 or 4.4% from Q3 after $0.09 per share negative impact from catastrophes [1]
- Net operating income exclusive of catastrophe losses[1] per diluted share of $0.16 compared to $0.14
- Net combined ratio excluding the impact of catastrophes[1] was 97.8% compared to 93.6%. Catastrophes, added 4.5 percentage points to net loss ratio for the quarter compared to 2.3 percentage points; Net loss ratio excluding commercial lines in run off and catastrophe losses[1] of 57.8% compared to 57.5%

2020 Full Year

(All results are compared to prior year period unless otherwise noted)

- Book value per share of $8.74 up $0.57 or 7% after $0.86 per share impact from catastrophes [1]
- Net operating income (loss) exclusive of catastrophe losses[1] per diluted share of $1.05 compared to $(0.18)
- Catastrophes, primarily Tropical Storm Isaias, added 10.8 percentage points to the net loss ratio for the year compared to 6.1 percentage points; Net combined ratio excluding the impact of catastrophes[1] was 89.6% compared to 102.6%; Net loss ratio excluding commercial lines in run off and catastrophe losses[1] of 50.5% compared to 55.8%

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[1] These measures are not based on accounting principles generally accepted in the United States ("GAAP") and are defined and reconciled below to the most directly comparable GAAP measures.

Board of Directors Approves Share Repurchase Plan

The Company also announced that its Board of Directors has approved a share repurchase program for the Company. The program authorizes the repurchase by the Company of up to $10 million of its outstanding shares of common stock over the period ending on March 31, 2023.

Under the share repurchase program, shares may be repurchased from time to time in the open market or negotiated transactions at prevailing market rates, or by other means in accordance with federal securities laws.

There is no guarantee as to the exact number or value of shares that will be repurchased by the Company, and the Company may discontinue repurchases at any time that management determines additional repurchases are not warranted. The timing and amount of share repurchases under the share repurchase program will depend on a number of factors, including the Company's stock price performance, ongoing capital planning considerations, general market conditions and applicable legal requirements.

Management Commentary

Barry Goldstein, Kingstone's Chief Executive Officer and Chairman, continued:

"Looking back at 2020 the first thing we'll remember is how the year was impacted by Tropical Storm Isaias, the biggest catastrophe event in our history. Nine years before, as a single state carrier, we learned through our handling of Superstorm Sandy, and built strong relationships with our reinsurer partners who recognized what an exceptional job we had done; that reputation not only continues, but is enhanced. We were well prepared for Isaias. Our highly talented claims team, employing our newly implemented claims system, performed just as we hoped, quickly responding to the needs of our affected policyholders in five states.

Perhaps years from now, it won't be recalled so quickly, but 2020 was the start of our pivot. Our initial round of rate increases began to earn in. Our updated rate analysis process led us to raise rates in all states. We are no longer weighed down by commercial liability, having completed the run-off in September. This will allow for us to make better and more efficient use of our capital.

With Scott Van Pelt joining us as our new CFO, our enhanced management team is fully in place. The volatility of our results has been significantly reduced. Pricing and underwriting actions to improve profitability are in place and are starting to manifest themselves as can be seen in our improving underlying results. Our decision to initiate a share repurchase program was based on the strength of the Company's capital position as well as the underlying value of our common stock at this time. We believe that a share repurchase program represents an appropriate way to utilize capital and enhance stockholder return."

Meryl Golden, Kingstone's Chief Operating Officer, continued:

"I am extremely proud of what we were able to accomplish in 2020. Our focus on profitability is clearly paying off as demonstrated by a reduction in our combined ratio of 8 points versus the prior year, even after experiencing our largest catastrophe event in the history of the Company. Had it not been for Tropical Storm Isaias, the first major catastrophe we have seen in 8 years, our combined ratio would have been 92.8%. As Barry indicated, we have addressed our rate need and have taken actions to better manage our catastrophe exposure in all of our states. As a result of the improvement in our financials, we were able to eliminate our quota share for 2021. We no longer need the capital support of our reinsurers to fund our ongoing operations.

I am also happy to share that Kingstone 2.0, our effort to modernize the Company, continues on track. We are midway through this effort, having started the conversion to our new policy management system including the introduction of a new interface for our Select Producers. We also made good progress on the development and filing of our more highly segmented products. We are confident in our direction and our ability to deliver even greater value as a result of these initiatives."

Financial Highlights Table

	Three Months Ended December 31,			Years Ended December 31,		
($ in thousands except per share data)	2020	2019	% Change	2020	2019	% Change
Direct written premiums[1]	$ 44,228	$ 42,881	3.1%	$ 169,318	$ 171,214	-1.1%
Net written premiums[1]	$ 45,787	$ 18,159	152.1%	$ 127,063	$ 125,579	1.2%
Net premiums earned	$ 26,981	$ 32,606	-17.3%	$ 108,081	$ 127,623	-15.3%
Total ceding commission revenue	$ 3,442	$ 1,668	106.4%	$ 14,202	$ 4,651	205.4%
Net investment income	$ 1,734	$ 1,669	3.9%	$ 6,506	$ 6,869	-5.3%
Net gains on investments	$ 3,229	$ 879	267.3%	$ 1,591	$ 4,591	-65.3%
U.S. GAAP Net income (loss)	$ 3,036	$ 1,455	108.6%	$ 972	$ (5,966)	116.3%
U.S. GAAP Diluted earnings (loss) per share	$ 0.28	$ 0.13	115.4%	$ 0.09	$ (0.55)	116.4%
Comprehensive income	$ 3,899	$ 1,782	118.8%	$ 6,084	$ 1,687	260.6%
Net operating income (loss)[1]	$ 485	$ 761	-36.3%	$ (284)	$ (9,593)	-97.0%
Net operating income (loss) diluted earnings (loss)[1] per share	$ 0.05	$ 0.07	-28.6%	$ (0.03)	$ (0.89)	-96.6%
Return on average equity (annualized)	13.3%	6.7%	6.6 pts	1.1%	-6.7%	7.8 pts
Net loss ratio	63.4%	57.0%	6.4 pts	61.5%	70.7%	-9.2 pts
Net underwriting expense ratio	38.9%	38.9%	0 pts	38.9%	38.0%	0.9 pts
Net combined ratio	102.3%	95.9%	6.4 pts	100.4%	108.7%	-8.3 pts
Effect of catastrophes and prior year loss development on net combined ratio[1]	5.7 pts	2.2 pts	3.5 pts	10.8 pts	14.8 pts	-4 pts
Net combined ratio excluding effect of catastrophes and prior year loss development[1]	96.6%	93.7%	2.9 pts	89.6%	93.9%	-4.3 pts

1 These measures are not based on GAAP and are defined and reconciled below to the most directly comparable GAAP measures.

2020 Fourth Quarter and Year End Financial Review

Net Income (Loss):
There was net income of $3.04 million during the three-month period ended December 31, 2020, compared to net income of $1.46 million in the prior year period. The increase in net income in the latest three-month period can be attributed to the increase in ceding commissions due to the inception of a 25% personal lines quota share on December 15, 2019 and the dramatic positive swing in financial markets that have been reversing the unrealized losses from the first quarter resulting from the impact of the Covid-19 pandemic, offset by the decrease in net premiums earned due to the inception of 25% personal lines quota share. The net loss ratio for the latest three-month period increased by 6.4 points compared to the prior three month period, as described in the 'Net Loss Ratio and Underlying Net Loss Ratio Excluding Commercial Lines' section below.

For the year ended December 31, 2020, net income was $0.97 million, up from a net loss of $5.97 million in the prior year. The increase in net income can be attributed to a 9.2 point decrease in net loss ratio driven by a reduced impact from prior year development offset by a higher impact from catastrophe losses as described in the 'Net Loss Ratio and Underlying Net Loss Ratio Excluding Commercial Lines' section below, and to the increase in ceding commissions due to the inception of a 25% personal lines quota share on December 15, 2019, offset by the related decrease in net premiums earned. In addition, the increase in net income was tempered by the decrease in unrealized gains as economic conditions in 2019 brought a run up in the financial markets compared the reversals the first quarter of 2020 resulting from the impact of the Covid-19 pandemic.

Earnings (Loss) per share ("EPS"):
Kingstone reported EPS of $0.28 per diluted share for the three months ended December 31, 2020, compared to EPS of $0.13 per diluted share for the three months ended December 31, 2019. For the year ended December 31, 2020, EPS was $0.09 per diluted share compared to a loss of $0.55 per diluted share for the year ended December 31, 2019. EPS for the three-month periods ended December 31, 2020 and 2019 was based on 10.69 million and 10.80 million weighted average diluted shares outstanding, respectively. EPS for the years ended December 31, 2020 and 2019 was based on 10.7 million and 10.8 million weighted average diluted shares outstanding, respectively.

Direct Written Premiums[1], Net Written Premiums[1] and Net Premiums Earned (See Definitions and Non-GAAP Measures below):
Direct written premiums[1] for the fourth quarter of 2020 were $44.2 million, an increase of $1.3 million, or 3.1%, from $42.9 million in the prior year period. Direct written premiums from our personal lines business for the fourth quarter of 2020 were $42.6 million, an increase of $1.8 million, or 4.4%, from $40.8 million in the prior year period. The increase in premiums from personal lines was offset by a decrease in premiums from livery physical damage due to a decline in business from the Covid-19 pandemic. For the year ended December 31, 2020, direct written premiums decreased 1.1% to $169.3 million, compared to $171.2 million in the prior year. Direct written premiums from our personal lines business for the year ended December 31, 2020 were $162.2 million, an increase of $12.3 million, or 8.2%, from $149.9 million in the prior year period. The increase in premiums from personal lines was offset by a $10.3 million decrease in premiums from our commercial lines business as result of our decision in July 2019 to no longer underwrite this line of business and by a decrease in premiums from livery physical damage due to a decline in business from the Covid-19 pandemic.

We refer to our New York business as "Core" [1] and the business in other states as "Expansion" [1]. Expansion direct written premiums [1] for the fourth quarter of 2020 were $9.6 million, an increase of $0.9 million from the $8.7 million written in the prior year period. For the year ended December 31, 2020, "Expansion" direct written premiums" were $33.9 million, an increase of $8.3 million from the $25.6 million written in the prior year.

Net written premiums[1] increased 152.1% to $45.8 million during the three-month period ended December 31, 2020 from $18.2 million in the prior year period. For the year ended December 31, 2020, net written premiums increased 1.2% to $127.1 million, compared to $125.6 million in the prior year. The increase in the fourth quarter and the relatively small increase for the year was attributable to the termination of the 25% personal lines quota share treaty on a cut-off basis effective December 30, 2020, offset by the inception on a cut-off basis of the same 25% personal lines quota share that was in effect from December 15, 2019 through December 30, 2020, and the decrease in commercial lines premiums which are not subject to a quota share treaty. The termination cut-off on December 30, 2020 resulted in the return $17.4 million of previously ceded unearned premiums from our reinsurers. The inception cut-off on December 15, 2019 resulted in the ceding of $16.3 million of unearned premiums to our reinsurers.

Net premiums earned for the quarter ended December 31, 2020 decreased 17.3% to $26.98 million, compared to $32.61 million for the quarter ended December 31, 2019. The decrease was attributable to the inception of a 25% personal lines quota share on December 15, 2019. The expired 10% personal lines quota share was in run-off for the quarter ended December 31, 2019. For the year ended December 31, 2020, net premiums earned decreased 15.3% to $108.08 million, compared to $127.62 million in the prior year. The decrease was attributable to the inception of a 25% personal lines quota share on December 15, 2019 and the decrease in commercial lines premiums which are not subject to a quota share treaty. The expired 10% personal lines quota share was in run-off through June 30, 2020.

Net Loss Ratio and Underlying Net Loss Ratio Excluding Commercial Lines[1]:

For the quarter ended December 31, 2020, the net loss ratio increased 6.4 points, from 57.0% for the quarter ended December 31, 2019 to 63.4%. The net loss ratio increased primarily due to the impact of catastrophe events and non-catastrophe wind losses.

There were four catastrophe events in the quarter ended December 31, 2020, with a net impact of $1.2 million, or a 4.5 point impact on the quarterly loss ratio. This compares to a 2.3 point impact from catastrophe events in prior year quarter 2019. Prior year development was relatively stable in the quarter with a 1.2 point impact on the quarterly loss ratio.

The underlying loss ratio (loss ratio excluding the impact of catastrophes and prior year development) was 57.7% for the quarter ended December 31, 2020, an increase of 2.8 points from the 54.9% underlying loss ratio for the quarter ended December 31, 2019. The increase was primarily driven by non-catastrophe weather related losses, in particular wind damage. Partially offsetting the increase was continued improved claim frequency in the livery physical damage line, compared to the same period in the prior year. The impact of commercial lines on the overall loss ratio was minimal this quarter, with our exit from the Commercial lines being completed by Q3 2020.

The net loss ratio was 61.5% for calendar year 2020. Despite the significant impact from Tropical Storm Isaias in August 2020, the loss ratio for 2020 still improved 9.2 points, from 70.7% from 2019. The loss ratio improved due to several factors, including a reduced impact from prior year loss development and an improvement in the underlying loss ratio driven by reduced frequency primarily from livery physical damage line.

Prior year development was stable for calendar year 2020, with minimal impact on the overall loss ratio. This compared to 8.7 points of unfavorable impact in calendar year 2019, which was primarily related to adverse loss development from commercial lines business, now in runoff.

The impact of catastrophe losses was larger in calendar year 2020. The historic Tropical Storm Isaias cost $8.125 million, or a 7.6-point impact on the overall loss ratio. There were also several smaller catastrophe events during 2020, with a 3.3-point impact on the overall loss ratio. The total catastrophe loss ratio for calendar year 2020 was 10.8 points, compared to 6.1 points for calendar year 2019.

The underlying loss ratio (loss ratio excluding impact of catastrophe and prior year development) was 50.7% for calendar year 2020, a decrease of 5.3 points from the 56.0% underlying loss ratio for calendar year 2019. The improvement was primarily due to reduced claim frequency in the livery physical damage line and our exit from the less profitable commercial lines of business. Excluding commercial lines, the underlying loss ratio improved 3.3 points, from 53.1% for the calendar year 2019 to 49.8% for calendar year 2020.

Net Other Underwriting Expense Ratio:
For the quarters ended December 31, 2020 and 2019, the net underwriting expense ratio was 38.9% for both periods. For the year ended December 31, 2020, the Company's net underwriting expense ratio increased to 38.9% from 38.0% in the prior year. The 0.9 percentage point increase in the net underwriting expense ratio is attributable to the effect that the 25% personal lines quota share treaty and the elimination of the commercial lines business had on decreasing net premiums earned.

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[1] These measures are not based on GAAP and are defined and reconciled below to the most directly comparable GAAP measures.

Balance Sheet / Investment Portfolio
Kingstone's cash and investment holdings were $222.3 million at December 31, 2020 compared to $231.7 million at December 31, 2019. The Company's investment holdings are comprised primarily of investment grade corporate, mortgage-backed and municipal securities, with fixed income investments representing approximately 81.3% of total investments at December 31, 2020 and 86.3% at December 31, 2019. The Company's effective duration on its fixed-income portfolio is 4.7 years.

Net investment income increased 3.9% to $1.73 million for the fourth quarter of 2020 from $1.67 million in the prior year period. Net investment income decreased 5.3% to $6.51 million for the year ended December 31, 2020 from $6.87 million in the prior year.

Accumulated Other Comprehensive Income (AOCI)
As of December 31, 2020, AOCI was $9.88 million compared to $4.77 million at December 31, 2019.

Book Value
The Company's book value per share at December 31, 2020 was $8.74, an increase of 7.0% compared to $8.17 at December 31, 2019.

	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19
Book Value Per Share	$ 8.74	$ 8.37	$ 8.40	$ 7.13	$ 8.17
% Increase from specified period to 12/31/20		*4.4%*	*4.0%*	*22.6%*	*7.0%*

Conference Call Details

Management will discuss the Company's operations and financial results in a conference call on Friday, March 19, 2021, at 8:30 a.m. ET.
The dial-in numbers are:
(877) 407-3105 (U.S.)
(201) 493-6794 (International)

Accompanying Webcast
The call will be simultaneously webcast over the Internet via the Kingstone website or by clicking on the conference call link: Fourth Quarter 2020 Earnings Conference Call

The webcast will be archived and accessible for approximately 30 days.

Additional Financial Information Q4 2020 and Year Ended 2020 and Definitions and Non-GAAP Measures

Definitions and Non-GAAP Measures

Direct written premiums represent the total premiums charged on policies issued by the Company during the respective fiscal period. **Net premiums written** are direct written premiums less premiums ceded to reinsurers. Net premiums earned, the GAAP measure most comparable to direct written premiums and net premiums written, are net premiums written that are pro-rata earned during the fiscal period presented. All of the Company's policies are written for a twelve-month period. Management uses direct written premiums and net premiums written, along with other measures, to gauge the Company's performance and evaluate results.

Core direct written premiums - represents the total premiums charged on policies issued by the Company during the respective fiscal period from its business located in New York.

Expansion direct written premiums - represents the total premiums charged on policies issued by the Company during the respective fiscal period from its business located in other states (i.e., outside New York).

Net operating income (loss) - is net income (loss) exclusive of realized investment gains (losses), net of tax. Net income (loss) is the GAAP measure most closely comparable to net operating income (loss).

Management uses net operating income (loss) along with other measures to gauge the Company's performance and evaluate results, which can be skewed when including realized investment gains (losses), and may vary significantly between periods. Net operating income (loss) is provided as supplemental information, not as a substitute for net income (loss) and does not reflect the Company's overall profitability.

Operating return on average common equity - is net operating income (loss) divided by average common equity. Return on average common equity is the GAAP measure most closely comparable to operating return on average common equity.

Management uses net operating income (loss) and operating return on average common equity, along with other measures, to gauge the Company's performance and evaluate results, which can be skewed when including realized investment gains (losses), which may vary significantly between periods. Net operating income (loss) and operating return on average common equity are provided as supplemental information, are not a substitute for net income (loss) or return on average common equity and do not reflect the Company's overall profitability or return on average common equity.

Underlying net loss ratio - is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the effect of catastrophes and prior year loss development on the net loss ratio.

Underlying net loss ratio excluding commercial Lines - is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the loss ratio that relates to commercial lines, catastrophes, and prior year loss development.

Net loss ratio excluding commercial lines - is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the loss ratio that relates to commercial lines.

Net loss ratio excluding commercial lines in run-off and catastrophes - is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the loss ratio that relates to commercial lines in run-off and catastrophes.

Net combined ratio excluding effect of catastrophes and prior year loss development - is a non-GAAP ratio, which is computed as the difference between GAAP net combined ratio and the effect of catastrophes and prior year loss development on the net combined ratio.

Net combined ratio excluding effect of catastrophes - is a non-GAAP ratio, which is computed as the difference between GAAP net combined ratio and the effect of catastrophes on the net combined ratio.

We believe that these ratios are useful to investors and they are used by management to reveal the trends in our business that may be obscured by catastrophe losses and prior year loss development, as well as the loss ratio that relates to commercial lines which is in run off. Catastrophe losses cause our loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the net loss ratio and net combined ratio. Prior year loss development can cause our loss ratio to vary significantly between periods and separating this information allows us to better compare the results for the current accident period over time. Due to our decision in July 2019 to no longer underwrite commercial lines, excluding the loss ratio related to such line of business allows us to compare our loss ratio with regard to our ongoing lines of business. We believe these measures are useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. We also provide them to facilitate a comparison to our outlook on the underlying net loss ratio excluding commercial lines and net combined ratio excluding the effect of catastrophes and prior year loss development. The most directly comparable GAAP measures are the net loss ratio and net combined ratio. The underlying net loss ratio excluding commercial lines, net loss ratio excluding commercial lines and net combined ratio excluding the effect of catastrophes and prior year loss development should not be considered a substitute for the net loss ratio and net combined ratio and do not reflect the Company's net loss ratio and net combined ratio.

Book value per share exclusive of catastrophes – is a non-GAAP ratio which is computed as the difference between GAAP book value per share and the effect of catastrophes on book value per share.

The table below reconciles direct written premiums and net written premiums to net premiums earned for the periods presented:

	For the Three Months Ended December 31,				For the Years Ended December 31,			
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
(000's except percentages)								
Direct and Net Written Premiums Reconciliation:								
Direct written premiums	$44,228	$42,881	$ 1,347	3.1 %	$ 169,318	$ 171,214	$ (1,896)	(1.1) %
Assumed written premiums	-	-	-	- %	-	1	(1)	- %
Ceded written premiums	1,559	(24,722)	26,281	106.3 %	(42,255)	(45,636)	3,381	7.4 %
Net written premiums	45,787	18,159	27,628	152.1 %	127,063	125,579	1,484	1.2 %
Change in unearned premiums	(18,806)	14,447	(33,253)	230.2 %	(18,982)	2,044	(21,026)	1,028.7 %
Net premiums earned	**$26,981**	**$32,606**	**$ (5,625)**	**(17.3) %**	**$ 108,081**	**$ 127,623**	**$(19,542)**	**(15.3) %**

The table below details the breakdown of direct written premiums between Core direct written premiums and Expansion direct written premiums for the periods presented:

	For the Three Months Ended December 31,				For the Years Ended December 31,			
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
(000's except percentages)								
Core and Expansion Direct Written Premiums Reconciliation:								
Core direct written premiums	$34,607	$34,134	$ 473	1.4 %	$135,404	$145,568	$(10,164)	(7.0) %
Expansion direct written premiums	9,621	8,747	874	10.0 %	33,914	25,647	8,267	32.2 %
Direct written premiums	$44,228	$42,881	$ 1,347	3.1 %	$169,318	$171,215	$ (1,897)	(1.1) %

The following table reconciles net operating income (loss) to net income (loss) and operating return on average common equity to return on average common equity for the periods indicated:

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019		Year Ended December 31, 2020		Year Ended December 31, 2019	
	Amount	Diluted loss per common share	Amount	Diluted loss per common share	Amount	Diluted loss per common share	Amount	Diluted loss per common share
(000's except per common share amounts and percentages)								
Net Income (Loss) and Diluted Earnings (Loss) per Common Share Reconciliation:								
Net income (loss)	**$ 3,036**	**$ 0.28**	**$ 1,455**	**$ 0.13**	**$ 972**	**$ 0.09**	**$ (5,966)**	**$ (0.55)**
Net realized gain on investments	(3,229)		(879)		(1,591)		(4,591)	
Less tax expense on net realized gain	(678)		(185)		(335)		(964)	
Net realized gain on investments, net of taxes	(2,551)	**$ (0.24)**	(694)	**$ (0.06)**	(1,256)	**$ (0.12)**	(3,627)	**$ (0.34)**
Net operating income (loss)	**$ 485**	**$ 0.05**	**$ 761**	**$ 0.07**	**$ (284)**	**$ (0.03)**	**$ (9,593)**	**$ (0.89)**
Weighted average diluted shares outstanding	10,686,145		10,795,839		10,730,737		10,773,623	
Operating Return on Average Common Equity (Annualized) Reconciliation:								
Net income (loss)	**$ 3,036**		**$ 1,455**		**$ 972**		**$ (5,966)**	
Average common equity	$ 91,507		$ 87,479		$ 90,511		$ 88,444	
Return on average common equity (annualized)	**13.3%**		**6.7%**		**1.1%**		**-6.7%**	
Net realized gain loss on investments, net of taxes	$ (2,551)		$ (694)		$ (1,256)		$ (3,627)	
Average common equity	$ 91,507		$ 87,479		$ 90,511		$ 88,444	
Effect of net realized gain on investments, net of taxes, on return on average common equity (annualized)	-11.2%		-3.2%		-1.4%		-4.1%	
Net operating income (loss)	**$ 485**		**$ 761**		**$ (284)**		**$ (9,593)**	
Average common equity	$ 91,507		$ 87,479		$ 90,511		$ 88,444	
Operating return on average common equity (annualized)	**2.1%**		**3.5%**		**-0.3%**		**-10.8%**	

The following table reconciles the underlying net loss ratio excluding commercial lines to the net loss ratio for the periods presented:

	For the Three Months Ended December 31,				For the Years Ended December 31,			
	2020	2019	Change		2020	2019	Change	
Underlying Net Loss Ratio Excluding Commercial lines Reconciliation:								
Net loss and loss adjustment expenses ("Net loss")								
Underlying Net Loss Excluding Commercial lines	**$ 15,545**	**$ 16,439**	**$ (894)**	**-5.4%**	**$ 52,473**	**$ 60,507**	**$ (8,034)**	**-13.3%**
Commercial lines net loss	282	904	(622)	-68.8%	3,145	19,363	(16,218)	-83.8%
Catastrophe losses excluding commercial lines	1,227	426	801	188.0%	11,602	7,209	4,393	60.9%
Prior year loss development excluding commercial lines	60	826	(766)	-92.7%	(789)	3,103	(3,892)	-125.4%
Net loss	**$ 17,114**	**$ 18,595**	**$ (1,481)**	**-8.0%**	**$ 66,431**	**$ 90,182**	**$ (23,751)**	**-26.3%**
Net premiums earned								
Net premiums earned excluding commercial lines	26,981	30,047	(3,066)	-10.2%	105,369	114,028	(8,659)	-7.6%
Commercial lines net premiums earned	-	2,559	(2,559)	-100.0%	2,712	13,595	(10,883)	-80.1%
Net premiums earned	**$ 26,981**	**$ 32,606**	**$ (5,625)**	**-17.3%**	**$ 108,081**	**$127,623**	**$ (19,542)**	**-15.3%**
Underlying net loss ratio excluding commercial lines	**57.6%**	**54.7%**	**2.9**	**pts**	**49.8%**	**53.1%**	**(3.3)**	**pts**
Net loss ratio	**63.4%**	**57.0%**	**6.4**	**pts**	**61.5%**	**70.7%**	**(9.2)**	**pts**

The following table reconciles the net loss ratio excluding commercial lines in run-off and catastrophe losses to the net loss ratio for the periods presented:

	For the Three Months Ended December 31,				For the Years Ended December 31,			
	2020	2019	Change		2020	2019	Change	
Net Loss Ratio Excluding Commercial Lines in Run-off and Catastrophe Losses Reconciliation:								
Net loss and loss adjustment expenses ("Net loss")								
Net Loss Ratio Excluding Commercial Lines in Run-off and Catastrophe Losses	**$ 15,605**	**$ 17,264**	**$ (1,659)**	**-9.6%**	**$ 53,193**	**$ 63,610**	**$ (10,417)**	**-16.4%**
Commercial lines net loss	282	904	(622)	-68.8%	2,863	19,363	(16,500)	-85.2%
Catastrophe losses	1,227	426	801	188.0%	10,375	7,209	3,166	43.9%
Net loss	**$ 17,114**	**$ 18,594**	**$ (1,480)**	**-8.0%**	**$ 66,431**	**$ 90,182**	**$ (23,751)**	**-26.3%**
Net premiums earned								
Net premiums earned excluding commercial lines in run-off	26,981	30,047	(3,066)	-10.2%	105,369	114,028	(8,659)	-7.6%
Commercial lines net premiums earned	-	2,559	(2,559)	-100.0%	2,712	13,595	(10,883)	-80.1%
Net premiums earned	**$ 26,981**	**$ 32,606**	**$ (5,625)**	**-17.3%**	**$108,081**	**$127,623**	**$ (19,542)**	**-15.3%**
Net Loss Ratio Excluding Commercial Lines in Run-off and Catastrophe Losses	**57.8%**	**57.5%**	**0.3**	**pts**	**50.5%**	**55.8%**	**(5.3)**	**pts**
Net loss ratio	**63.4%**	**57.0%**	**6.4**	**pts**	**61.5%**	**70.7%**	**(9.2)**	**pts**

The following table reconciles the net loss ratio excluding commercial lines to the net loss ratio for the periods presented:

	For the Three Months Ended December 31,				For the Years Ended December 31,			
	2020	2019	Change		2020	2019	Change	
Net Loss Ratio Excluding Commercial Lines Reconciliation:								
Net loss and loss adjustment expenses ("Net loss")								
Net Loss Excluding Commercial Lines	**$ 16,832**	**$ 17,690**	**$ (858)**	**-4.9%**	**$ 63,286**	**$ 70,819**	**$ (7,533)**	**-10.6%**
Commercial lines net loss	282	904	(622)	-68.8%	3,145	19,363	(16,218)	-83.8%
Net loss	**$ 17,114**	**$ 18,594**	**$ (1,480)**	**-8.0%**	**$ 66,431**	**$ 90,182**	**$ (23,751)**	**-26.3%**
Net premiums earned								
Net premiums earned excluding commercial lines	26,981	30,047	(3,066)	-10.2%	105,369	114,028	(8,659)	-7.6%
Commercial lines net premiums earned	-	2,559	(2,559)	-100.0%	2,712	13,595	(10,883)	-80.1%
Net premiums earned	**$ 26,981**	**$ 32,606**	**$ (5,625)**	**-17.3%**	**$108,081**	**$127,623**	**$ (19,542)**	**-15.3%**
Net loss ratio excluding commercial lines	**62.4%**	**58.9%**	**3.5**	**pts**	**60.1%**	**62.1%**	**(2.0)**	**pts**
Net loss ratio	**63.4%**	**57.0%**	**6.4**	**pts**	**61.5%**	**70.7%**	**(9.2)**	**pts**

The following table reconciles the net combined ratio excluding catastrophes and prior year loss development to the net combined ratio for the periods presented:

	For the Three Months Ended December 31,				For the Years Ended December 31,			
	2020	2019	Percentage Point Change		2020	2019	Percentage Point Change	
Net Combined Ratio Excluding Catastrophes and Prior Year Development Reconciliation:								
Net Combined Ratio Excluding Catastrophes and Prior Year Development	**96.6%**	**93.7%**	**2.9**	**pts**	**89.6%**	**93.9%**	**(4.3)**	**pts**
Effect of catastrophe losses and prior year development								
Catastrophe losses	4.5%	2.3%	2.2	pts	10.8%	6.1%	4.7	pts
Prior year development	1.2%	-0.1%	1.3	pts	0.0%	8.7%	(8.7)	pts
Effect of catastrophe losses and prior year development on net loss and loss adjustment expenses	5.7%	2.2%	3.5	pts	10.8%	14.8%	(4.0)	pts
Net underwriting expense ratio	0.0%	0.0%	-	pts	0.0%	0.0%	-	pts
Total effect of catastrophe losses and prior year development	5.7%	2.2%	3.5	pts	10.8%	14.8%	(4.0)	pts
Net combined ratio	**102.3%**	**95.9%**	**6.4**	**pts**	**100.4%**	**108.7%**	**(8.3)**	**pts**

The following table reconciles the net combined ratio excluding catastrophes to the net combined ratio for the periods presented:

	For the Three Months Ended December 31,				For the Years Ended December 31,			
	2020	2019	Percentage Point Change		2020	2019	Percentage Point Change	
Net Combined Ratio Excluding Catastrophes Reconciliation:								
Net Combined Ratio Excluding Catastrophes	**97.8%**	**93.6%**	**4.2**	**pts**	**89.6%**	**102.6%**	**(13.0)**	**pts**
Catastrophe losses	4.5%	2.3%	2.2	pts	10.8%	6.1%	4.7	pts
Net combined ratio	**102.3%**	**95.9%**	**6.4**	**pts**	**100.4%**	**108.7%**	**(8.3)**	**pts**

The following table reconciles net operating income (loss) and diluted operating earnings (loss) per share exclusive of catastrophe and prior year loss development financial impact to net operating loss and diluted operating loss per share for the periods presented:

	For the Three Months Ended December 31,				For the Year Ended December 31,			
	2020		2019		2020		2019	
	Amount	Diluted (loss) earnings per common share	Amount	Diluted (loss) earnings per common share	Amount	Diluted (loss) earnings per common share	Amount	Diluted (loss) earnings per common share
(000's except per common share amounts)								
Net Operating and Diluted Operating Earnings per Share Exclusive of Catastrophes and Prior Year Loss Development Financial Impact:								
Net operating income (loss)	**$ 485**	**$ 0.05**	**$ 761**	**$ 0.07**	**$ (284)**	**$ (0.03)**	**$ (9,593)**	**$ (0.89)**
Catastrophe and prior year loss development financial impact								
Ceding commission revenue	-		-		-		-	
Total expenses	1,549		700		11,644		18,833	
Income from operations before taxes	1,549		700		11,644		18,833	
Income tax expense	325		147		2,445		3,955	
Total catastrophe and prior year loss development financial impact	1,224	**$ 0.11**	553	**$ 0.05**	9,199	**$ 0.86**	14,878	**$ 1.38**
Net operating income exclusive of catastrophes and prior year loss development financial impact	**$ 1,709**	**$ 0.16**	**$ 1,314**	**$ 0.12**	**$ 8,915**	**$ 0.83**	**$ 5,285**	**$ 0.49**
Weighted average diluted shares outstanding	10,686,145		10,795,839		10,730,737		10,773,623	

The following table reconciles net operating income (loss) and diluted operating earnings (loss) per share exclusive of catastrophe losses to net operating income (loss) and diluted operating earnings (loss) per share for the periods presented:

	For the Three Months Ended December 31,				For the Years Ended December 31,			
	2020		2019		2020		2019	
(000's except per common share amounts)	Amount	Diluted (loss) earnings per common share	Amount	Diluted loss per common share	Amount	Diluted (loss) earnings per common share	Amount	Diluted loss per common share
Net Operating and Diluted Operating Earnings (Loss) per Share Exclusive of Catastrophe Losses:								
Net operating income (loss)	**$ 485**	**$ 0.05**	**$ 761**	**$ 0.07**	**$ (284)**	**$ (0.03)**	**$ (9,593)**	**$ (0.89)**
Catastrophe losses	1,227	$ 0.11	748	$ 0.07	11,602	$ 1.08	7,695	$ 0.71
Net operating income (loss) exclusive of catastrophe losses	**$ 1,712**	**$ 0.16**	**$ 1,509**	**$ 0.14**	**$ 11,318**	**$ 1.05**	**$ (1,898)**	**$ (0.18)**
Weighted average diluted shares outstanding	10,686,145		10,795,839		10,730,737		10,773,623	

The following table reconciles book value per share exclusive of catastrophes to book value per share for the periods presented:

	For the Three Months Ended December 31,				For the Years Ended December 31,			
	2020		2019		2020		2019	
	Amount	Book value per common share out-standing	Amount	Book value per common share out-standing	Amount	Book value per common share out-standing	Amount	Book value per common share out-standing
(000's except per common share amounts)								
Book Value per Share Exclusive of Catastrophes:								
Stockholders' Equity	**$ 92,800**	**$ 8.74**	**$ 88,222**	**$ 8.17**	**$ 92,800**	**$ 8.74**	**$ 88,222**	**$ 8.17**
Catastrophe losses	1,227		748		11,602		7,695	
Income tax expense	258		157		2,436		1,616	
Catastrophe losses, net of income tax	969	**$ 0.09**	591	**$ 0.05**	9,166	**$ 0.86**	6,079	**$ 0.56**
Stockholders' equity exclusive of catastrophes	**$ 93,769**	**$ 8.83**	**$ 88,813**	**$ 8.22**	**$101,966**	**$ 9.60**	**$ 94,301**	**$ 8.73**
Common shares outstanding	10,616,815		10,797,450		10,616,815		10,797,450	

The following table summarizes gross and net written premiums, net premiums earned, net loss and loss adjustment expenses and net loss ratio by major product type, which were determined based primarily on similar economic characteristics and risks of loss.

	For the Three Months Ended December 31,		For the Years Ended December 31,	
	2020	2019	2020	2019
Gross premiums written:				
Personal lines(3)	$ 42,586,230	$ 40,776,605	$ 162,184,437	$ 149,920,020
Livery physical damage	1,589,116	2,376,887	7,055,668	10,576,156
Other(1)	53,447	57,995	245,842	593,945
Total without commercial lines	44,228,793	43,211,487	169,485,947	161,090,121
Commercial lines (in run-off effective July 2019)(2)	(460)	(330,513)	(168,043)	10,124,908
Total gross premiums written	$ 44,228,333	$ 42,880,974	$ 169,317,904	$ 171,215,029
Net premiums written:				
Personal lines(3)	$ 44,130,692	$ 16,487,105	$ 120,362,688	$ 105,774,168
Livery physical damage	1,589,116	2,376,887	7,055,668	10,576,156
Other(1)	67,070	27,382	218,853	549,978
Total without commercial lines	45,786,878	18,891,374	127,637,209	116,900,302
Commercial lines (in run-off effective July 2019)(2)	(460)	(732,224)	(574,688)	8,678,829
Total net premiums written	$ 45,786,418	$ 18,159,150	$ 127,062,521	$ 125,579,131
Net premiums earned:				
Personal lines(3)	$ 25,028,427	$ 27,206,325	$ 96,463,184	$ 102,943,699
Livery physical damage	1,903,509	2,714,917	8,706,984	10,565,739
Other(1)	49,766	125,926	198,853	518,671
Total without commercial lines	26,981,702	30,047,168	105,369,021	114,028,109
Commercial lines (in run-off effective July 2019)(2)	(460)	2,559,096	2,711,608	13,595,333
Total net premiums earned	$ 26,981,242	$ 32,606,264	$ 108,080,629	$ 127,623,442
Net loss and loss adjustment expenses(4):				
Personal lines	$ 14,501,752	$ 15,491,464	$ 56,312,702	$ 62,157,739
Livery physical damage	843,591	1,392,675	2,641,801	5,209,065
Other(1)	21,960	32,618	27,425	605,994
Unallocated loss adjustment expenses	1,464,736	773,678	4,304,095	2,846,248
Total without commercial lines	16,832,039	17,690,435	63,286,023	70,819,046
Commercial lines (in run-off effective July 2019)(2)	281,606	904,039	3,145,049	19,363,278
Total net loss and loss adjustment expenses	$ 17,113,645	$ 18,594,474	$ 66,431,072	$ 90,182,324
Net loss ratio(4):				
Personal lines	57.9%	56.9%	58.4%	60.4%
Livery physical damage	44.3%	51.3%	30.3%	49.3%
Other(1)	44.1%	25.9%	13.8%	116.8%
Total without commercial lines	62.4%	58.9%	60.1%	62.1%
Commercial lines (in run-off effective July 2019)(2)	-61218.7%	35.3%	116.0%	142.4%
Total	63.4%	57.0%	61.5%	70.7%

1. "Other" includes, among other things, premiums and loss and loss adjustment expenses from our participation in a mandatory state joint underwriting association and loss and loss adjustment expenses from commercial auto.
2. In July 2019, the Company decided that it will no longer underwrite Commercial Liability risks. See discussions above regarding the discontinuation of this line of business.
3. See discussion with regard to "Direct Written Premiums, Net Written Premiums and Net Premiums Earned" above.
4. See discussions above with regard to "Net Loss Ratio and Underlying Net Loss Ratio Excluding Commercial Lines".

Consolidated Statements of Operations and Comprehensive Income

	For the Three Months Ended December 31,		For the Years Ended December 31,	
	2020	**2019**	**2020**	**2019**
	(Unaudited)	(Unaudited)	(Unaudited)	
Revenues				
Net premiums earned	$ 26,981,242	$ 32,606,264	$ 108,080,629	$ 127,623,442
Ceding commission revenue	3,442,266	1,667,891	14,202,353	4,650,851
Net investment income	1,733,667	1,669,312	6,505,603	6,869,346
Net gains on investments	3,229,290	878,839	1,590,616	4,591,019
Other income	217,878	386,381	990,550	1,385,308
Total revenues	35,604,343	37,208,687	131,369,751	145,119,966
Expenses				
Loss and loss adjustment expenses	17,113,645	18,594,474	66,431,072	90,182,324
Commission expense	8,175,409	8,226,686	31,828,174	30,093,106
Other underwriting expenses	5,990,669	6,437,034	25,424,779	24,420,208
Other operating expenses	918,290	1,187,525	4,282,773	3,834,746
Depreciation and amortization	794,148	669,744	2,864,583	2,545,946
Interest expense	456,545	456,545	1,826,180	1,826,180
Total expenses	33,448,706	35,572,008	132,657,561	152,902,510
Income (loss) before taxes	2,155,637	1,636,679	(1,287,810)	(7,782,544)
Income (benefit) tax expense	(880,622)	182,060	(2,260,200)	(1,816,191)
Net income (loss)	3,036,259	1,454,619	972,390	(5,966,353)
Other comprehensive income, net of tax				
Gross change in unrealized gains on available-for-sale-securities	1,209,605	372,830	7,148,205	9,564,647
Reclassification adjustment for (gains) losses	-	-	-	-
included in net income (loss)	(117,647)	41,289	(678,343)	122,925
Net change in unrealized gains	1,091,958	414,119	6,469,862	9,687,572
Income tax (expense) benefit related to items of other comprehensive income	(229,311)	(86,965)	(1,358,670)	(2,034,389)
Other comprehensive income, net of tax	862,647	327,154	5,111,192	7,653,183
Comprehensive income	$ 3,898,906	$ 1,781,773	$ 6,083,582	$ 1,686,830
Earnings (Loss) per common share:				
Basic	$ 0.28	$ 0.13	$ 0.09	$ (0.55)
Diluted	$ 0.28	$ 0.13	$ 0.09	$ (0.55)
Weighted average common shares outstanding				
Basic	10,672,165	10,784,918	10,721,342	10,773,623
Diluted	10,686,145	10,795,839	10,730,737	10,773,623
Dividends declared and paid per common share	$ 0.0400	$ 0.0625	$ 0.1825	$ 0.3250

Consolidated Balance Sheets

	December 31, 2020 (unaudited)	December 31, 2019
Assets		
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of $8,194,824 at December 31, 2020 and $4,124,767 at December 31, 2019)	$ 7,368,815	$ 3,825,952
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of $145,045,584 at December 31, 2020 and $162,202,355 at December 31, 2019)	157,549,272	168,236,181
Equity securities, at fair value (cost of $32,571,166 at December 31, 2020 and $22,624,668 at December 31, 2019)	34,413,313	24,661,382
Other investments	3,518,626	2,584,913
Total investments	202,850,026	199,308,428
Cash and cash equivalents	19,463,742	32,391,485
Premiums receivable, net	11,819,639	12,706,411
Reinsurance receivables, net	45,460,729	40,750,538
Deferred policy acquisition costs	20,142,515	20,634,378
Intangible assets	500,000	500,000
Property and equipment, net	8,083,123	7,620,636
Deferred income taxes, net	-	311,052
Other assets	9,262,493	6,979,884
Total assets	$ 317,582,267	$ 321,202,812
Liabilities		
Loss and loss adjustment expense reserves	$ 82,801,228	$ 80,498,611
Unearned premiums	90,009,272	90,383,238
Advance premiums	2,660,354	3,191,512
Reinsurance balances payable	6,979,735	11,714,724
Deferred ceding commission revenue	93,519	7,735,398
Accounts payable, accrued expenses and other liabilities	8,433,233	9,986,317
Deferred income taxes, net	4,156,913	-
Long-term debt, net	29,647,611	29,471,431
Total liabilities	224,781,865	232,981,231
Commitments and Contingencies		
Stockholders' Equity		
Preferred stock, $.01 par value; authorized 2,500,000 shares	-	-
Common stock, $.01 par value; authorized 20,000,000 shares; issued 11,871,307 shares at December 31, 2020 and 11,824,889 at December 31, 2019; outstanding 10,616,815 shares at December 31, 2020 and 10,797,450 shares at December 31, 2019	118,713	118,248
Capital in excess of par	70,769,165	69,133,918
Accumulated other comprehensive income	9,880,062	4,768,870
Retained earnings	15,928,345	16,913,097
	96,696,285	90,934,133
Treasury stock, at cost, 1,254,492 shares at December 31, 2020 and 1,027,439 shares at December 31, 2019	(3,895,883)	(2,712,552)
Total stockholders' equity	92,800,402	88,221,581
Total liabilities and stockholders' equity	$ 317,582,267	$ 321,202,812

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the Securities and Exchange Commission under "Factors That May Affect Future Results and Financial Condition" and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 under "Factors That May Affect Future Results and Financial Condition" and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the Securities and Exchange Commission. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Kingstone Companies, Inc.
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319